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                                 Exhibit 10.3
                                 ------------

                          C.D. SMITH HEALTHCARE, INC.
                          ---------------------------

                           NONQUALIFIED STOCK OPTION
                                AWARD AGREEMENT

     THIS AWARD AGREEMENT (the "Agreement") is made and entered into effective this ______ day of __________, 199___ between C.D. Smith Healthcare, Inc., a Missouri corporation (the "Company"), and _________________________ (the "Holder") in connection with the grant of an Option under the C.D. Smith Healthcare, Inc. Amended and Restated 1996 Equity Compensation Plan (the "Plan").

                                    RECITAL

     The Holder is an employee of the Company or one of its Affiliates and the Company desires to encourage the Holder to own Shares, to give the Holder added incentive to advance the interests of the Company, and to grant the Holder a Nonqualified Stock Option to purchase shares of Stock of the Company under terms and conditions established by the Administrator.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of this premise, the parties agree that the following shall constitute the Agreement between the Company and the Holder:

Section 1.  Definitions

        Capitalized terms used in this Agreement but not defined shall have the meaning set forth in the Plan.

Section 2.  Grant Of Nonqualified Stock Option And Termination

     Subject to the terms and conditions set forth herein, the Company grants to the Holder a Nonqualified Option to purchase from the Company during the period ending ten (10) years from the date of this Agreement (the "Expiration Date") ________________ shares of Stock at an exercise price of $_____________ per share, subject to adjustment as provided in Section 9 hereof.
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Section 3.  Exercise

     During the Holder's lifetime, this Option may be exercised only by him or her, as the case may be. This Option, except as specifically provided otherwise herein, shall become exercisable as follows:

     1. [vesting schedule]

     2. This Option shall become immediately exercisable upon the Holder's death or Disability or, subject to the limitations set forth in Section 9.1 of the Plan and Section 16 hereof, as of the first date that a Change in Control shall be deemed to have occurred.

Section 4.  Notice Of Exercise

        This Option may be exercised in whole or in part, from time to time, in accordance with Sections 2 and 3 hereof, by written notice to the Secretary of the Company at the address provided in Section 13 hereof, which notice shall:

          (a) be in the form attached as Exhibit A hereto;

          (b) if the person exercising this Option is not the Holder himself, contain or be accompanied by evidence satisfactory to the Administrator of such person's right to exercise this Option; and

          (c) be accompanied by payment in full of the purchase price in the form of (i) cash; or (ii) a certified or cashier's check to the order of the Company.

Section 5.  Nontransferability Of Awards

     No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section
7.6 of the Plan. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

[ALTERNATIVE Section 5. Transferability of Options. The Grantee may transfer the Option to (i) the spouse, children, or grandchildren of the Grantee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefits of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (y) there may be no consideration for any such transfer and (z) subsequent transfers of the Option shall be prohibited, except by will or the laws of descent and distribution. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for the

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purposes of the Option Agreement, the term "Grantee" shall be deemed to refer to the transferee. The event of a Termination of Service shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 2. Neither the Committee nor the Company shall have any obligation to provide notice to a transferee of termination of the Option under the terms of this Option Agreement.

     5.1 Transferees of Stockholders. The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Option Agreement, or to treat as owner of such shares of stock, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been sold, assigned or otherwise transferred, from and after any sale, assignment or transfer of any Share made in violation of this Option Agreement. Any transfer in violation of the terms of this Option Agreement shall be deemed null and void.]

Section 6.  Status Of Holder
            ----------------

     The Holder shall not be deemed a stockholder of the Company with respect to any of the Shares subject to this Option, except to the extent that such Shares shall have been purchased and issued to him or her. The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.

Section 7.  No Effect On Capital Structure
            ------------------------------

     This Option shall not affect the right of the Company or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

Section 8.  Premature Expiration Of Option
            ------------------------------

     8.1 Termination of Services - Disability. If the Holder is Terminated due to Disability, the portion, if any, of this Option that remains unexercised, including that portion, if any, that is not yet exercisable, on the date of the Holder's Termination shall be exercisable through 5:00 p.m. central time on the date that is three years after the date of such Termination and thereafter this Option shall terminate and cease to be exercisable.

     8.2 Termination of Services - Death. If the Holder's Termination is due to his or her death, the portion, if any, of this Option that remains unexercised, including that portion, if any, that is not yet exercisable, on the date of the Holder's Termination shall be exercisable by the administrator or executor of the Holder's estate or, if permitted by the Administrator under Section 7.6 of the Plan, by the designated beneficiary of the Holder through 5:00 p.m. central

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time on the date that is three years after the date of such Termination and thereafter this Option shall terminate and cease to be exercisable.

     8.3 Termination of Services - Retirement. If the Holder is Terminated due to his Retirement, the portion, if any, of this Option that remains unexercised, including that portion, if any, that is not yet exercisable, on the date of the Holder's Termination shall terminate and cease to be exercisable at, from, and after 5:00 p.m. central time on the date that is one year after the date of such Termination and thereafter this Option shall terminate and cease to be exercisable.

     8.4  Termination of Service in General.
          ---------------------------------

          (a) If the Holder voluntarily Terminates his employment, the portion, if any, of this Option that remains unexercised, including that portion, if any, that is not yet exercisable, on the date of the Holder's Termination shall expire, terminate, and cease to be exercisable immediately upon such Termination.

          (b) If a Holder is Terminated (with or without cause) the portion, if any, of this Option that remains unexercised, including that portion, if any, that is not exercisable on the date of the Holder's Termination shall expire, terminate, and cease to be exercisable immediately upon such Termination.

Section 9.  Adjustments
            -----------

     Notwithstanding any provision herein to the contrary, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Administrator shall adjust the number, class, and price of Shares subject to this Award in such manner as the Administrator in its sole discretion shall determine to be advisable or appropriate to prevent the dilution or diminution of such Award. Notwithstanding the preceding, the number of Shares subject to this Award always shall be a whole number. In the event of a dispute concerning such adjustment, the decision of the Administrator shall be conclusive.

Section 10. Administrator Authority
            -----------------------

     Any questions concerning the interpretation of this Agreement, any adjustments required to be made under Section 9 of this Agreement, and any controversy which arises under this Agreement shall be settled by the Administrator in its sole discretion.

Section 11. Incentive Option Qualification
            ------------------------------

     This Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, and shall not be so construed.

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Section 12.    Plan Controls
               -------------

     The terms of this Agreement are governed by the terms of the Plan and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

Section 13.    Notice
               ------

     Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Company and the Holder specify their respective addresses as set forth below:

               Company:       C.D. Smith Healthcare, Inc.
                              3907 South 48th Terrace
                              St. Joseph, Missouri 64503

               Holder:
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Section 14.    Information Confidential
               ------------------------

     As partial consideration for the granting of this Option, the Holder agrees that he or she will keep confidential all information and knowledge that he or she has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution of the extent that such information is necessary to secure a loan.

Section 15.    Change In Control
               -----------------

     Upon the occurrence of a Change in Control, (i) this Option shall become immediately exercisable, (ii) any and all restrictions or limitations on the exercisability of this Option, including any vesting requirements hereof, shall become void, and (iii) any and all restrictions or limitations on the transferability of any Shares acquired upon the exercise of this Option (whether before or after such Change in Control) shall become void; provided, however, that the Board of

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Directors may limit the applicability of this Section with respect to that portion of any Award to which Section 280G of the Code is applicable.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Holder has hereunto set his or her hand on the day and year first above written.

                                        C.D. SMITH HEALTHCARE, INC.


                                        By:
                                           ---------------------------------
                                        Title:
                                              ------------------------------

                                        HOLDER


                                        ------------------------------------
                                        Name:
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